SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2002

AXONYX INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
825 THIRD AVENUE, 40TH FLOOR, NEW YORK, NEW YORK		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (212) 688-4770

(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On December 20, 2002 Axonyx Inc. issued a press release announcing that the Company had received a Nasdaq Staff Determination letter on December 17, 2002 indicating that the Company fails to comply with the stockholders' equity requirements for continued listing on either The Nasdaq National Market or The Nasdaq SmallCap Market and that the Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7. Exhibits.

Exhibit 99.1	Press Release, dated December 20, 2002, entitled "Axonyx Announces Receipt of Delisting Letter From Nasdaq, Company Has Appealed."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONYX INC.
By:	/s/ Marvin S. Hausman, M.D. Marvin S. Hausman, M.D. President & Chief Executive Officer

DATED: December 20, 2002.